                                                                Exhibit 99.3


              N E W  Y O R K  S T O C K  E X C H A N G E, I N C.


EXCHANGE HEARING PANEL DECISION 04-194                      DECEMBER 22, 2004
--------------------------------------
EDWARD D. JONES & CO., L.P.
MEMBER ORGANIZATION


                                   * * *


VIOLATED SECTION 17(a)(2) OF THE SECURITIES ACT [15 U.S.C. SECTIONS 77q(a)(2)] in that THE FIRM, IN THE OFFER OR SALE OF SECURITIES, BY THE USE OF MEANS OR INSTRUMENTS OF TRANSPORTATION OR COMMUNICATION IN INTERSTATE COMMERCE OR BY USE OF THE MAILS, DIRECTLY OR INDIRECTLY OBTAINED MONEY OR PROPERTY BY MEANS OF UNTRUE STATEMENTS OF MATERIAL FACT OR OMISSIONS TO
STATE MATERIAL FACTS NECESSARY IN ORDER TO MAKE THE STATEMENTS MADE IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY WERE MADE, NOT MISLEADING; VIOLATED
SECTION 10b-10 OF THE EXCHANGE ACT [17 C.F.R. SECTION 240.10b-10] IN THAT THE FIRM EFFECTED PURCHASES OR SALES BY CUSTOMERS OF SECURITIES WITHOUT, AT OR BEFORE COMPLETION OF SUCH TRANSACTIONS, GIVING OR SENDING THE CUSTOMERS WRITTEN NOTIFICATION DISCLOSING THE SOURCES AND AMOUNTS OF ANY OTHER REMUNERATION IT RECEIVED OR WAS TO RECEIVE IN CONNECTION WITH THE TRANSACTIONS; ENGAGED IN CONDUCT INCONSISTENT WITH JUST AND EQUITABLE PRINCIPLES OF TRADE IN VIOLATION OF EXCHANGE RULE 476(a)(6) IN THAT: (a) THE FIRM ENCOURAGED INVESTMENT REPRESENTATIVES TO SELL MUTUAL FUND SHARES BASED IN PART ON THE AMOUNT OF REVENUE THE FIRM RECEIVED FROM CERTAIN MUTUAL FUND COMPANIES; (b) THE FIRM FAILED TO ADEQUATELY DISCLOSE THE SOURCE AND AMOUNT OF REMUNERATION RECEIVED OR TO BE RECEIVED IN CONNECTION WITH THE SALES OF COLLEGE SAVINGS 529 PLANS; (c) THE FIRM FAILED TO SEND OR GIVE WRITTEN CONFIRMATIONS TO CUSTOMERS, AT OR BEFORE THE COMPLETION OF MUNICIPAL SECURITIES TRANSACTIONS, THAT DISCLOSED EITHER THE SOURCE AND AMOUNT OF ANY REMUNERATION IT RECEIVED OR WAS TO RECEIVE IN CONNECTION WITH THE
TRANSACTION FROM PERSONS OTHER THAN THE CUSTOMERS, OR A STATEMENT INDICATING WHETHER IT RECEIVED OR WILL RECEIVE ANY SUCH REMUNERATION AND THAT THE
SOURCE AND AMOUNT OF SUCH OTHER REMUNERATION WILL BE FURNISHED UPON WRITTEN REQUEST OF THE CUSTOMERS IN VIOLATION OF THE DICTATES OF MUNICIPAL
SECURITIES RULEMAKING BOARD ("MSRB") RULE G-15; VIOLATED RULE 401 IN THAT IT FAILED TO ADHERE TO THE PRINCIPLES OF GOOD BUSINESS PRACTICE IN THE CONDUCT OF ITS BUSINESS AFFAIRS IN THAT: (a) THE FIRM ENCOURAGED INVESTMENT REPRESENTATIVES TO SELL MUTUAL FUND SHARES BASED IN PART ON THE AMOUNT OF REVENUE THE FIRM RECEIVED FROM CERTAIN MUTUAL FUND COMPANIES; (b) THE FIRM FAILED TO ADEQUATELY DISCLOSE THE SOURCE AND AMOUNT OF REMUNERATION RECEIVED OR TO BE RECEIVED IN CONNECTION WITH THE SALES OF 529 PLANS; VIOLATED EXCHANGE RULE 342 BY FAILING TO; (a) REASONABLY PROVIDE REVIEW OF PROSPECTUSES AND STATEMENT OF ADDITIONAL INFORMATION OF THE MUTUAL FUNDS OFFERED BY CERTAIN MUTUAL FUND FAMILIES TO DETERMINE IF THEY ADEQUATELY DISCLOSED REVENUE SHARING, DIRECTED BROKERAGE PAYMENTS OR THE OTHER INCENTIVES MADE TO THE FIRM; (b) REASONABLY SUPERVISE ITS BUSINESS ACTIVITIES, AND TO ESTABLISH AND

MAINTAIN APPROPRIATE PROCEDURES FOR SUPERVISION AND CONTROL WITH RESPECT TO ITS BUSINESS ACTIVITIES INVOLVING THE LATE TRADING OF MUTUAL FUNDS; VIOLATED
SECTION 17(a) OF THE EXCHANGE ACT AND SEC RULES 17a-4 AND EXCHANGE RULE 440 BY FAILING TO PRESERVE FOR A PERIOD OF THREE YEARS AND/OR PRESERVE IN AN EASILY ACCESSIBLE PLACE FOR TWO YEARS, RECORDS OF ELECTRONIC COMMUNICATION RELATING TO THE BUSINESS OF THE FIRM - CONSENT TO A CENSURE, A TOTAL PAYMENT OF $75,000,000, AND AN UNDERTAKING.

APPEARANCES:

For the Division of Enforcement                     For the Respondent
Susan L. Merrill, Esq.                              Brandon Becker, Esq.
Susan E. Light, Esq.                                Steven Novik
Allison A. Bishop, Esq.
Deanna G. W. Logan, Esq.
William I. Friedman, Esq.

                                   * * *

An Exchange Hearing Panel met to consider a Stipulation of Facts and Consent to Penalty(1) entered into between the Exchange's Division of Enforcement and Edward D. Jones & Co., L.P., a member organization ("Edward Jones" or the "Firm"). For the sole purpose of this disciplinary proceeding, without admitting or denying guilt, the Firm consented to a finding by the Hearing Panel that it:

     I. Violated Section 17(a)(2) of the Securities Act [15 U.S.C. Sections 77q(a)(2)] in that Edward Jones, in the offer or sale of securities, by the use of means or instruments of transportation or communication in interstate commerce or by use of the mails, directly or indirectly obtained money or property by means of untrue statements of material fact or omissions to state material facts necessary in order to make the statements made in light of the circumstances under which they were made, not misleading.

     II. Violated Section 10b-10 of the Exchange Act [17 C.F.R. Section 240.10b-10] in that Edward Jones, effected purchases or sales by customers of securities without, at or before completion of such transactions, giving or sending the customers written notification disclosing the sources and amounts of any other remuneration it received or was to receive in connection with the transactions.

     III. Engaged in conduct inconsistent with just and equitable principles of trade in violation of Exchange Rule 476(a)(6) in that:

-----------------------
(1) That document is a "Stipulation and Consent" as the term is used in Exchange Rule 476(g), which authorizes an Exchange Hearing Panel to accept findings of fact to which the Parties consented without the presentation of evidence or testimony. The findings herein are made pursuant to the Firm's offer of settlement and are not binding on any other person or entity in this or any other proceeding.



                                     3


          A. The Firm encouraged investment representatives to sell mutual fund shares based in part on the amount of revenue the Firm received from certain mutual fund companies;

          B. The Firm failed to adequately disclose the source and amount of remuneration received or to be received in connection with the sales of College Savings 529 plans.

          C. The Firm failed to send or give written confirmations to customers, at or before the completion of municipal securities transactions, that disclosed either the source and amount of any remuneration it received or was to receive in connection with the transaction from persons other than the customers, or a statement indicating whether it received or will receive any such remuneration and that the source and amount of such other remuneration will be furnished upon written request of the customers in violation of the dictates of Municipal Securities Rulemaking Board ("MSRB") Rule G-15.

     IV. Violated Exchange Rule 401in that it failed to adhere to the principles of good business practice in the conduct of its business affairs in that:

          A. The Firm encouraged investment representatives to sell mutual fund shares based in part on the amount of revenue the Firm received from certain mutual fund companies;

          B. The Firm failed to adequately disclose the source and amount of remuneration received or to be received in connection with the sales of 529 plans;

     V.   Violated Exchange Rule 342 by failing to:

          A. Reasonably provide review of prospectuses and Statement of Additional Information of the mutual funds offered by certain mutual fund families to determine if they adequately disclosed revenue sharing, directed brokerage payments or the other incentives made to Edward Jones.

          B. Reasonably supervise its business activities, and to establish and maintain appropriate procedures for supervision and control with respect to its business activities involving the late trading of mutual funds.

     VI. Violated Section 17(a) of the Exchange Act and SEC Rules 17a-4 and Exchange Rule 440 by failing to preserve for a period of three years and/or preserve in an easily accessible place for two years, records of electronic communication relating to the business of the Firm.

For the sole purpose of settling this disciplinary proceeding, without the Firm admitting or denying any of the facts or matters referred to in the Stipulation of Facts and Consent to Penalty, the Firm consents to findings, the substance of which follows:



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                                     4


                        BACKGROUND AND JURISDICTION
                        ---------------------------

     1. Edward Jones is a registered broker dealer and has been a member firm since November 17, 1982 with principal offices located in St. Louis, Missouri. Edward Jones has more than 8,000 branch offices staffed primarily by one or two registered Investment Representatives ("IRs") that provide retail brokerage services throughout the United States, Canada and the United Kingdom. The Firm is the principal operating subsidiary of the Edward Jones Financial Companies, L.L.L.P. ("Jones Financial"), a Missouri limited partnership whose limited partnership interests are registered under Section 12(g) of the Exchange Act. Jones Financial holds all of Edward Jones' partnership equity. Jones Financial is comprised of approximately 275 general partners, 5,021 limited partners and 146 subordinated limited partners.

     2. On or about January 9, 2004, the Exchange notified the Firm in writing that the Exchange's Division of Enforcement had opened a formal investigation of the Firm in connection with its receipt of revenue sharing and sales incentives provided to brokers for the promotion and sale of certain mutual funds and late trading of mutual funds.

                                  OVERVIEW
                                  --------

     3. Edward Jones is one of the largest sellers of brokerage-sold mutual funds in the United States. Half of all of Edward Jones' customers' assets are invested in mutual funds held in brokerage accounts and college savings plans established under Section 529 of the Internal Revenue Code ("529 plans"). Edward Jones' customers hold onto their investments for a lengthier period of time than customers at other brokerdealers. Edward Jones has selling agreements with approximately 240 mutual fund families which permit its IRs to sell at least 1,930 different mutual funds.

     4. Prior to the late 1980's, Edward Jones had internally designated certain of the mutual fund families with which it had selling agreements as "recommended." In the late 1980s, Edward Jones approached certain of those mutual fund families ("Preferred Families") with which it had long-standing relationships and sought to obtain revenue sharing from them. Edward Jones set an internal revenue sharing target of 25% of the advisory fees earned by those mutual fund families on the mutual fund assets purchased or held by Edward Jones' customers, plus in most instances, sought an equity interest in their advisers or distributors.

     5. In addition, the Firm had other supervisory failures in that it allowed mutual fund transactions entered after 4:00 p.m. Eastern Standard Time to receive the same days net asset value and failed to preserve home office and wire e-mails for an eight-month period and failed to preserve Internet e-mails for one year.

                  THE PREFERRED MUTUAL FUND FAMILY PROGRAM
                  ----------------------------------------

     6. By the early 1990s, six mutual fund families had agreed to make revenue sharing payments to Edward Jones. Between 1993 and 1996, Edward Jones removed one of these fund families and added two new fund families to the list of Preferred Families, raising the total number of Preferred Families to seven.

     7. Each of these fund families agreed to make revenue sharing payments to Edward Jones in varying amounts up to and in several cases meeting Edward Jones' target of 25% of the advisory fees for assets purchased or held by Edward Jones' customers. These fees were calculated in various ways and by various measures, including: a flat fee determined by the fund family based on the total fund assets held by Edward Jones customers; 7.5 to 10 basis points of average fund assets held by Edward Jones' customers in a given year; 12.5 basis points on the gross sales of a Preferred Families' mutual funds made by Edward Jones to its customers in a given year; or 25% of the advisory fee attributable to the average assets of certain Preferred Families' mutual funds held by Edward Jones' customers in a given year. One of the Preferred Families also agreed to provide Edward Jones an equity interest of at least 5% in the distributor of its mutual funds if Edward Jones reached a certain threshold of sales of its mutual funds; this was later changed to profit participation.

     8. Revenue sharing was a material factor, among others, in the selection of at least two of the Preferred Families. Revenue sharing was also a material factor, among others, with respect to the retention of fund families as Preferred Families. Edward Jones periodically sought to negotiate additional revenue sharing payments from its Preferred Families.

     9. Edward Jones' revenue sharing agreements with the Preferred Families are and have been highly profitable to Edward Jones. Between 1999 and the present, the Firm has collected tens of millions of dollars in revenue sharing payments from the Preferred Families each year. Most of these payments have been paid directly to Edward Jones from the assets of the advisers or distributors associated with the Preferred Families. However, for a portion of this time period, Edward Jones also received millions of dollars in directed brokerage commissions or "step-outs" from three of the Preferred Families for distribution of mutual fund shares. In these instances, the advisers of these Preferred Families instructed the brokerage firm executing portfolio transactions for their mutual funds to "step out" of the transactions and direct a portion of the commissions for the transactions to Edward Jones. These directed brokerage payments ceased in 2003.

     10. Edward Jones distributed 11% to 12% of its net income, which includes net revenue sharing, to its limited partners and 10% to 12% of its net income to its subordinated limited partners each year and the residual is distributed to the general partners. Thus, the majority of any revenue sharing received by Edward Jones, after operating expenses, was distributed to the Firm's general partners some of whom make decisions regarding which mutual fund families become "Preferred Families" and others of whom are Edward Jones IRs who recommend Preferred Families to their customers. During 2003 alone, the revenue sharing received by Edward Jones was equivalent to 33% of the net income of Edward Jones parent holding company, Jones Financial.

     11. Out of the approximately 240 mutual fund families with which Edward Jones has selling agreements, only the seven Preferred Families make revenue sharing payments to Edward Jones. These payments are in addition to standard sales loads, commissions, Rule 12b-1 fees, expense reimbursements and sub-transfer-agent fees for maintaining customer account information. Edward Jones does not receive any revenue sharing payments from any non-preferred mutual fund families. Historically 95% to 98% of Edward Jones sales of mutual fund shares have been sales of the Preferred Families.

     12. Edward Jones and its partners have a financial incentive to internally promote the sales of mutual funds from the Preferred Families over other mutual funds that its IRs can sell. Edward Jones promoted to IRs the existence of revenue sharing by Preferred Families and encouraged IRs on a case-by-case basis to consider revenue sharing in making recommendations to their customers to purchase certain mutual funds.

     13. For example, during the relevant time period, Edward Jones' Director of Mutual Fund Marketing described his "greatest contribution to the Firm's bottom line" as "the Department's ability to continue the focus on selling preferred fund families and the subsequent leverage this gives us to negotiate revenue sharing programs with vendors." He also represented to the IRs that Edward Jones directly passes the revenue sharing income along to the "IRs who did the work to get the money in the first place."

     14. During the "rollouts" of the two newest Preferred Families, a general partner of the Firm also made broadcast presentations to IRs throughout the country further extolling the benefits the IRs receive from the revenue sharing agreements negotiated with these Preferred Families.

     15. At least one newsletter distributed by an Edward Jones' regional leader conveyed this message by describing how "[r]evenue sharing can contribute large benefits to the Firm in terms of profit and bonus." In a January 2000 regional newsletter, a regional leader further promoted the sales of mutual funds from Preferred Families that provide revenue sharing payments over those that do not provide revenue sharing by describing how over a ten year period, an IR would receive an additional $256,369 in profit from the sales of such mutual funds. During regional and other meetings, another of Edward Jones' region leaders, who was also a general partner encouraged IRs in his region to sell the mutual funds of one Preferred Family over the funds of another Preferred Family that paid less revenue sharing.

     16. Edward Jones' IRs receive credits for the amount of revenue sharing that Edward Jones receives from the IRs' proportionate sales and customer holdings of funds from the Preferred Families. These credits were not directly paid to IRs but were applied as a separate line item to the profit and loss statements ("P&Ls") prepared for each IR's office. These P&Ls are distributed monthly to the IRs and track their profitability to the Firm. An IR's profitability to the Firm determines whether the IR is successful at Edward Jones and is used as a factor in determining whether the IR will be considered for status as a limited partner. In addition, three times per year, Edward Jones' IRs are eligible to receive bonuses based, in part, on their overall profitability which is impacted by their revenue sharing credits. For an IR to receive a bonus in any of Edward Jones' three annual bonus periods, both the Firm and the particular IR's office must be profitable during the period. In addition, if an IR has worked for Edward Jones for more than 30 months, the IR also needs to make at least $4,000 in profits to become eligible for a bonus. Edward Jones' top-producing IRs have received as much as an additional $5,000 per bonus period as the part of their bonuses based on revenue sharing payments attributable to the IRs' sales and customer holdings of funds from Preferred Families to their retail customers.

     17. Edward Jones further offers "diversification contest" trips to its IRs two times each year. During these contests, the IRs can qualify for a trip by earning points based on, among other things, their sales of mutual funds. Once an IR earns a specific number of points, the IR "wins" a trip. Although the IRs generally can earn contest points for selling any mutual funds or other investment product, for a ninety-day period in the fall of 2002, Edward Jones only gave mutual fund contest points for the sale of a subset of mutual funds from the Preferred Families. One or more of the Preferred Families always participate in the sponsorship of the diversification trips and make one short training presentation for the IRs during each trip. Sponsorship of these trips and other meetings provide the Preferred Families with exclusive access to and visibility with the IRs.

     18. The Preferred Families receive certain benefits not otherwise available to nonpreferred families. First, Edward Jones exclusively promotes the seven Preferred Families on its public website and exclusively provides links to the Preferred Families' websites on Edward Jones' internal computer system accessible only to its IRs. Second, Edward Jones exclusively lists the Preferred Families in sales literature and newsletters provided to its customers. Third, Edward Jones provides its IRs with research on only the seven Preferred Families and maintains a "Preferred Funds List" containing the names of approximately 110 mutual funds within the Preferred Families that Edward Jones' Product Review department recommends for sale to Edward Jones' retail customers. Only funds from the seven Preferred Families are considered for inclusion on this list. The Product Review department does not review any mutual funds from fund families that are not Preferred Families for this "Preferred Funds List." Fourth, Edward Jones uses only the Preferred Families as examples in its internal training sessions for new IRs and only invites representatives from the Preferred Families to make presentations at these training sessions. Finally, Edward Jones facilitates exclusive direct access for the Preferred Families to its IRs for the dissemination of marketing materials and to answer IRs' questions regarding the funds offered by the Preferred Families.

     FAILURE TO DISCLOSE FINANCIAL INCENTIVES TO SELL MUTUAL FUNDS FROM
     ------------------------------------------------------------------
                        THE PREFERRED FUND FAMILIES
                        ---------------------------


     19. The mutual fund section of Edward Jones' public website lists only the seven Preferred Families and provides links to only the Preferred Families' websites. In addition, since approximately 1997, Edward Jones has claimed on its public website that it focuses on the seven Preferred Families because: "With nearly 11,000 mutual funds available, it can be difficult to know which fund(s) to pick. That's why at Edward Jones, we focus on seven preferred mutual fund families that share our same commitment to service, long-term investment objectives, and long-term performance."

     20. During the same time period, Edward Jones did not disclose on its website or in any other written document that it prepared, the revenue sharing, directed brokerage payments and other payments received from the Preferred Families for distribution of mutual fund shares as described above. Edward Jones also did not disclose the dimensions of the potential financial conflict created by these payments.

     21. Edward Jones and its IRs do not orally disclose to customers the revenue sharing, directed brokerage and other payments received by Edward Jones in connection with the distribution of mutual fund shares or the potential conflict of interest such payments create.

     22. Instead, Edward Jones claimed to rely on language contained in the Preferred Families' prospectuses and Statements of Additional Information ("SAIs") to disclose revenue sharing arrangements. At all relevant times, Edward Jones required its IRs to provide customers with a prospectus at the point-of-sale or with the confirmation of sale of any mutual fund; however, the Firm did not require its IRs to provide and IRs did not provide customers with copies of SAIs unless a customer specifically requested a copy.

     23. Many of the Preferred Families' prospectuses and SAIs fail to disclose adequate information about the source and amount of the revenue sharing payments to Edward Jones and the dimensions of the resulting potential conflicts of interest. Although the Preferred Families' prospectuses and SAIs contained various disclosures concerning payments to broker-dealers distributing their funds, few of these disclosures adequately described Edward Jones' potential conflict of interest.

     24. During the relevant time period, Edward Jones also has not had sufficient procedures in place to ensure that someone with appropriate knowledge, experience and authority reviews the prospectuses and SAIs of the mutual funds offered by the Preferred Families to determine if they adequately disclose revenue sharing and directed brokerage payments made to Edward Jones or the other incentives offered to Edward Jones by the Preferred Families.

             FAILURE TO DISCLOSE REVENUE SHARING PAYMENTS IN THE
             ---------------------------------------------------
                     SALE OF 529 COLLEGE SAVINGS PLANS
                     ---------------------------------

     25. Since 2000, Edward Jones has offered and sold 529 college savings plans to its customers. Offers and sales of 529 plans are municipal securities transactions. Prior to September 2004, Edward Jones stated on its public website that "the 529 plans available through Edward Jones" were three plans offered by three of its Preferred Families. Also, prior to September 2004, Edward Jones provided additional detailed information on its public website about only these three 529 plans. Edward Jones did not list or provide information on its website regarding any of the other numerous 529 plans that it could sell.

     26. Edward Jones currently has selling agreements with 14 mutual fund companies to sell their 529 plans. However, Edward Jones promotes only the 529 plans of the Preferred Families that offer 529 plans, two of which pay additional revenue sharing to Edward Jones for sales of 529 plans. Edward Jones expressly encourages its IRs to sell only the 529 plans of the Preferred Families. In internal notices to its IRs announcing the availability of 529 plans from non-preferred families, Edward Jones explicitly states: "Edward Jones will continue to promote only our preferred vendors' 529 plans . . . Although we have a selling agreement with [another 529 plan], they are not one of our preferred vendors. However, if one of your clients feel [sic] the advantages of [another 529 plan] are important factors in their decision, you can sell it." In addition, Edward Jones has made it easier for its IRs to sell and service the Preferred Families' 529 plans versus non-preferred 529 plans.

     27. At the same time, Edward Jones has failed to disclose on its website or in any other written documents prepared by Edward Jones, including confirmations of 529 plan sales, the material financial incentives to Edward Jones, its partners and its IRs to sell 529 plans from certain of the Preferred Families over other 529 plans that Edward Jones could sell.

     28. Based on the conduct described above, Edward Jones willfully violated:

          a. Section 17(a)(2) of the Securities Act, which provides that it is "unlawful for any person in the offer or sale of any securities . . . by the use of any means or instruments of transportation or communication in interstate commerce or by use of the mails, directly or indirectly . . . to obtain money or property by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;"

          b. Rule 10b-10 under the Exchange Act, which provides in pertinent part that it is "unlawful for any broker or dealer to effect for or with an account of a customer any transaction in, or to induce the purchase or sale by such customer of, any security . . . unless such broker or dealer, at or before completion of such transaction, gives or sends to such customer written notification disclosing . . . the source and amount of any other remuneration received or to be received by the broker in connection with the transaction;" and

          c. Section 15B(c)(1) of the Exchange Act, which provides that "[n]o broker, dealer, or municipal securities dealer shall make use of the mails or any means or instrumentality of interstate commerce to effect any transaction in, or to induce or attempt to induce the purchase or sale of, any municipal security in contravention of any rule of the [Municipal Securities Rulemaking] Board."

     29. By virtue of its sales of 529 college savings plans, as described above, Edward Jones also contravened the dictates of Municipal Securities Rulemaking Board ("MSRB") Rule G-15, which requires a broker or dealer to send or give a written confirmation to its customer, at or before the completion of a municipal securities transaction, that discloses, among other things, either: "(A) the source and amount of any remuneration received or to be received . . . by the broker [or] dealer . . . in connection with the transaction from any person other than the customer, or (B) a statement indicating whether any such remuneration has been or will be received and that the source and amount of such other remuneration will be furnished upon written request of the customer."

                     FAILURE TO SUPERVISE LATE TRADING
                     ---------------------------------

     30. Under the provisions of federal securities laws, mutual fund transactions received after 4:00 p.m. Eastern Standard Time ("EST") are to be given the next day's net asset value (NAV). Under a practice commonly known as late trading, a trader may seek to profit from market events that occur after 4:00 p.m. but that are not reflected in that day's price, by waiting until after 4:00 p.m. to place a trade order, but arrange to receive that day's NAV.

     31. Prior to November 2003, the Firm permitted IRs to enter mutual fund trades after 4:00 p.m. EST and still receive the same day's NAV. As a standard operating practice, trades entered in the Edward Jones' computer system after 4:00 p.m. EST were automatically assigned the next day's NAV. Under certain circumstances described below, however, the Firm allowed mutual fund transactions entered after 4:00 p.m. EST to be allocated the same day's NAV. These transactions were referred to as "released trades."

     32. Prior to November 30, 2003, between 4:01 p.m. EST and 4:45 p.m. EST, the Firm allowed IRs to call the Service Division at Edward Jones Headquarters and request that a trade entered after the 4:00 p.m. EST be "released" and allocated the same day's NAV. In order to "release" the trade, a Service Division representative was required to ask the IRs if the trade order had been received prior to 4:00 p.m. EST.

     33. The Firm had between approximately 75 and 100 service specialists, members of an internal support group who had the ability to approve released trades. Between May 2003 and November 2003, the Firm identified approximately 8,700 instances where an order was entered, changed or cancelled after 4:00 P.M. and the execution price was based on the same day's NAV. Typically, the only question posed to the IR by the service representatives was whether the IR received the order prior to 4:00 p.m. EST. Once the IR answered the question in the affirmative, the trade was released and allocated that day's NAV.

     34. Beyond released trades, the Firm also permitted trade corrections. If a transaction entered by an IR into the Firm's computer system prior to 4:00 pm EST had administrative errors, an IR was allowed to correct after the fact, among other things, the quantity and fund name of the mutual fund trade without any prior supervisory approval. Such trade corrections, however, were listed on reports provided to the IR's field supervision director (compliance supervisor).

     35. Edward Jones did not have adequate policies and procedures in place to approve released trades or to determine whether trades were legitimately allocated the same day's NAV until November 2003.

     36. The Firm failed to provide the service representatives with written policies and/or procedures delineating the criteria for approving released trades. Moreover, the Firm had no mechanism to document either requests made or approvals granted for the purpose of releasing late trades. Edward Jones also did not have policies and/or procedures for supervisory review of decisions to grant requests for released trades.

     37. The Firm's failure to adopt specific procedures in order to supervise this process properly, resulted in the Firm's inability to prevent and detect any abuse of this system by IRs and any unlawful late trading that may have existed.

         FAILURE TO PRESERVE AND MAINTAIN ELECTRONIC COMMUNICATION
         ---------------------------------------------------------

     38. Edward Jones has more than 8,000 branch offices staffed primarily by one or two registered Investment Representatives. As such, the majority of communication between its associated persons is via a number of electronic systems maintained by the Firm. The electronic communications include "home office" electronic mail ("e-mails") (communications used within the home office, that is, by headquarters personnel located principally in St. Louis), "wires" (communications via the Firm's proprietary in-house computer system between IRs and Edward Jones' home office personnel), and Internet e-mails for registered representatives.

     39. Despite the requirements to maintain copies of e-mails (and keep such copies readily accessible for two years), Edward Jones failed to preserve home office and wire emails for an eight-month period and failed to preserve Internet e-mails for one year. Further, Edward Jones failed to retain home office e-mails sent and received during a nine-month period in a readily accessible place.

                               APPLICABLE LAW
                               --------------

     40. Section 17(a)(2) of the Securities Act which provides that it is "unlawful for any person in the offer or sale of any securities . . . by the use of any means or instruments of transportation or communication in interstate commerce or by use of the mails, directly or indirectly . . . to obtain money or property by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made, in light of the circumstances under which they made, not misleading".

     41. Rule 10b-10 under the Exchange Act, which provides in pertinent part that "it shall be unlawful for any broker or dealer to effect for or with an account of a customer any transaction in, or to induce the purchase or sale by such customer of, any security . . . unless such broker or dealer, at or before completion of such transaction, gives or sends to such customer written notification disclosing . . . the source and amount of any other remuneration received or to be received by the broker in connection with the transaction."

     42. Municipal Securities Rulemaking Board ("MSRB") Rule G-15, which requires a broker or dealer to send or give a written confirmation to its customer, at or before the completion of a municipal securities transaction, that discloses, among other things, either: "(A) the source and amount of any remuneration received or to be received . . . by the broker [or] dealer . . . in connection with the transaction from any person other than the customer, or
          (B) a statement indicating whether any such remuneration has been or will be received and that the source and amount of such other remuneration will be furnished upon written request of the customer."

     43. Section 17(a)(1) of the Exchange Act requires broker dealers to "make and keep for proscribed periods" certain records, and SEC Rule 17a-4(b)(4) thereunder requires broker dealers to "preserve for a period of not less than 3 years, the final two years in an accessible place....[o]riginals of all communications received and copies of all communications sent...relating to [the broker dealer's] business as such."

     44. Exchange Rule 401 requires Exchange member organizations to "adhere to the principles of good business practice in the conduct of his or its business affairs." Similarly, Exchange Rule 476(a)(6) provides for sanctions if Exchange member organizations engage in conduct "inconsistent with just and equitable principles of trade."

     45. Exchange Rule 342 provides that "[e]ach office, department or business activity of a member or member organization...shall be under the supervision and control of the member or member organization establishing it and of the personnel delegated such authority and responsibility."

     46.  NYSE Rule 440 requires members to comply with SEC rule 17a-4.

                                  DECISION
                                  --------

The Hearing Panel, in accepting the Stipulation of Facts and Consent to Penalty, found the Firm guilty as set forth above by unanimous vote.

                                  PENALTY
                                  -------

In view of the above findings, the Hearing Panel, by unanimous vote, imposed the penalty consented to by the Firm as set forth below:

The imposition by the Exchange, the Securities Exchange Commission ("SEC") and National Association of Securities Dealers ("NASD") of a sanction of a censure and a total payment in the amount of $ 75 million, as follows(2)

     1.   $ 37.5 million as a penalty; and

     2. $ 37.5 million as disgorgement that will be placed into a customer reimbursement fund to compensate customers harmed by the Firm's violative conduct as set forth herein.

     3. There shall be, pursuant to Section 308(a) of the Sarbanes-Oxley Act of 2002, a Fair Fund established for the funds described. Regardless of whether any such Fair Fund distribution is made, amounts ordered to be paid as civil money penalties pursuant to this Order shall be treated as penalties paid to the government for all purposes, including all tax purposes. To preserve the deterrent effect of the civil penalty, Edward Jones agrees that it shall not, after offset or reduction in any Related Investor Action based on Edward Jones' payment of disgorgement in this action, further benefit by offset or reduction of any part of Edward Jones' payment of a civil penalty in this action ("Penalty Offset"). If the court in any Related Investor Action grants such a Penalty Offset, Edward Jones agrees that it shall, within 30 days after entry of a final order granting the Penalty Offset, notify the Commission's counsel in this action and pay the amount of the Penalty Offset to the United States Treasury or to a Fair Fund, as the Commission directs. Such a payment shall not be deemed an additional civil penalty and shall not be deemed to change the amount of the civil penalty imposed in this proceeding. For purposes of this paragraph, a "Related Investor Action" means a private damages action brought against Edward Jones by or on behalf of one or more investors based on substantially the same facts as alleged in the Order instituted by the Commission in this proceeding.

     4. Pursuant to an escrow agreement not unacceptable to the Exchange, Edward Jones shall, within 90 days of the entry of this Order, pay the Disgorgement and Penalties into an escrow account as specified by the Commission's Order. The escrow



------------------------
(2) Payment of this pursuant to an order issued in a related SEC proceeding (the "Commission's Order") shall be deemed payment in satisfaction of this Stipulation and Consent. The terms of the payment and the distribution of the penalty and disgorgement amounts are set forth in the Commission's Order.

          agreement shall, among other things: (1) require that all funds in escrow be invested as soon as reasonably possible and to the extent practicable in short-term U.S. Treasury securities with maturities not to exceed six months; (2) name an escrow agent who shall be appropriately bonded; and (3) provide that escrowed funds be disbursed only pursuant to an order of the Commission. Edward Jones shall be responsible for all costs associated with the escrow agreement and the Fair Fund distribution.

     5. Respondent Edward Jones agrees that it shall not seek or accept, directly or indirectly, reimbursement or indemnification from any source including, but not limited to, payment made pursuant to any insurance policy, with regard to any penalty amounts that Respondent shall pay pursuant to this Order, regardless of whether such penalty amounts or any part thereof are added to a distribution fund or otherwise used for the benefit of investors. Respondent further agrees that it shall not claim, assert, or apply for a tax deduction or tax credit with regard to any federal, state or local tax for any penalty amounts that Respondent shall pay pursuant to this Order, regardless of whether such penalty amounts or any part thereof are added to a distribution fund or otherwise used for the benefit of investors.

     6. Within 60 days of the date of the final decision in this matter, Edward Jones shall submit to the Independent Consultant for review (and simultaneously to the Exchange staff) a plan (Distribution
          Plan) pursuant to which Edward Jones shall administer and distribute the monetary sums ordered to be paid. The Distribution Plan shall address how such monetary sums shall be distributed to benefit customers who purchased through Edward Jones mutual funds of the Preferred Mutual Fund Families between January 1, 1999 and the date of the entry of the Stipulation and Facts to Consent to Penalty. The Distribution Plan shall not be unacceptable to the Independent Consultant. If the Independent Consultant finds that the Distribution Plan is unacceptable, Edward Jones shall attempt in good faith to reach an agreement with the Independent Consultant within 90 days of the entry of the Order. In the event that Edward Jones and the Independent Consultant are unable to agree on an alternative proposal, Edward Jones shall abide by the recommendation of the Independent Consultant. The final Distribution Plan shall be submitted, and must be acceptable, to the Exchange.

The requirement by the SEC, Exchange and NASD that the Firm shall complete an appropriate undertaking to ensure compliance with federal securities laws and Exchange rules governing the Firm's business, as follows:

     i. Edward Jones shall place and maintain on the mutual fund portion of its public website within 15 days of the date of entry of this Order disclosures regarding its Preferred Mutual Fund Family program ("program") to include: (i) the existence of the program;
          (ii) the mutual fund families participating in the program; (iii) the amount of revenue sharing payments that Edward Jones receives from each of the Preferred Families based on a reasonable estimate from historical experience, expressed in basis points or dollars;
          (iv) the total amount of revenue sharing payments

          (expressed in dollars) that Edward Jones receives annually, starting with the amount received in 2004 as of the date of this Order and updated each year thereafter; (v) the source of such payments (fund assets, adviser, distributor, underwriter, etc.);
          (vi) that its IRs and the equity owners of the Firm may benefit financially from the revenue sharing payments Edward Jones receives; and (vii) that Edward Jones does not receive revenue sharing payments from any non-preferred mutual fund families.

     ii. Edward Jones shall place and maintain on the college savings program portion of its public website within 15 days of the date of entry of this Order disclosures regarding its Preferred Mutual Fund Family program to include: (i) the existence of the program;
          (ii) an identification of the Preferred Families that pay Edward Jones revenue sharing for sales of 529 plans; (iii) the amount of revenue sharing payments that Edward Jones receives from each of these Preferred Families based on a reasonable estimate from historical experience, expressed in basis points or dollars; (iv) the total amount of revenue sharing payments (expressed in dollars) that Edward Jones receives annually, starting with the amount received in 2004 as of the date of this Order and updated each year thereafter; (v) the source of such payments (fund assets, adviser, distributor, underwriter, etc.); (vi) that its IRs and the equity owners of the Firm may benefit financially from the revenue sharing payments Edward Jones receives; and (vii) that Edward Jones does not receive revenue sharing payments from any non-preferred mutual fund families.

     iii. Edward Jones shall send the information contained in paragraphs i. and ii. above: (i) to its current customers within 60 days following the date of entry of this Order and annually thereafter;
          (ii) to new customers upon the opening of an account; (iii) in those cases where confirmations are sent out directly by Edward Jones, to all customers at or before the completion of each transaction in mutual funds and 529 plans, except that Edward Jones may send the information quarterly to customers purchasing mutual funds pursuant to a periodic plan in compliance with Exchange Act Rule 10b-10 and to customers purchasing 529 plans pursuant to a periodic municipal fund security plan in compliance with MSRB Rule G-15.

     iv. Edward Jones shall devise and implement within 60 days of the date of entry of this Order a policy and set of procedures to ensure that Edward Jones is complying with its disclosure obligations under this Order, the federal securities laws and the MSRB rules. The policy and procedures shall also ensure that all statements made on Edward Jones' public website comply with this Order, the federal securities laws and the MSRB rules and are otherwise not misleading.

     v. Edward Jones shall devise and implement within 60 days of the date of entry of this Order a policy and set of procedures to conduct comprehensive reviews of all prospectuses and SAIs issued by the Preferred Families on a regular basis to ensure that Edward Jones is in compliance with this Order, the federal securities laws and the MSRB rules.

     vi. Edward Jones shall devise and implement within 60 days of the date of entry of this Order a policy and set of procedures to document the basis for its decisions to add or remove mutual fund families from its list of Preferred Families.

     vii. Edward Jones shall devise and implement within 60 days of the date of entry of this Order a policy and set of procedures for training its IRs regarding the disclosure of financial incentives that Edward Jones, its IRs, general partners and limited partners receive from each of the Preferred Families.

     viii. Edward Jones shall retain, within 60 days of the date of entry of this Order, the services of an Independent Consultant not unacceptable to the Commission's Staff. Edward Jones shall exclusively bear all costs, including compensation and expenses, associated with the retention of the Independent Consultant. Edward Jones shall retain the Independent Consultant to conduct a comprehensive review of: (i) the adequacy of the policies and procedures that Edward Jones is required to devise and implement under this Order; and (ii) whether Edward Jones' receipt and disclosure of revenue sharing payments is in compliance with this Order, the federal securities laws and the MSRB rules.

     ix. Edward Jones shall further retain the Independent Consultant to, at the conclusion of the review, which in no event shall be more than 120 days after the date of entry of this Order, submit to Edward Jones and to the Commission's Staff an Initial Report. The Initial Report shall address, at a minimum: (i) the adequacy of the policies and procedures that Edward Jones is required to devise and implement under this Order; and (ii) whether Edward Jones' receipt and disclosure of revenue sharing payments is in compliance with this Order, the federal securities laws and the MSRB rules. The Initial Report must include a description of the review performed, the conclusions reached, and the Independent Consultant's recommendations for modifications and additions to the policies and procedures devised and implemented by Edward Jones.

     x. Within 150 days from the date of the entry of the Order, Edward Jones shall in writing advise the Independent Consultant and the Commission's Staff of the recommendations from the initial report that it is adopting and the recommendations that it considers to be unnecessary or inappropriate. With respect to any recommendation that Edward Jones considers unnecessary or inappropriate, Edward Jones shall explain why the objective or purpose of such recommendation is unnecessary or inappropriate and provide in writing an alternative policy, procedure, or system designed to achieve the same objective or purpose.

     xi. With respect to any recommendation with which Edward Jones and the Independent Consultant do not agree, Edward Jones shall attempt in good faith to reach an agreement with the Independent Consultant within 180 days from the date of the entry of the Order. In the event that the Independent Consultant and Edward Jones are unable to agree on an alternative proposal, Edward Jones and the Independent Consultant shall jointly confer with the Commission's Staff to resolve the matter.

     xii. Edward Jones shall further retain the Independent Consultant to conduct a follow up review and submit a written Final Report to Edward Jones and to the Commission's Staff no later than one year after the date of entry of this Order. In the Final Report, the Independent Consultant shall address Edward Jones' compliance with this Order, its implementation of the policies and procedures adopted under this Order, and make any further recommendations he or she deems necessary. Within 30 days of its receipt of the Independent Consultant's Final Report, Edward Jones shall adopt the recommendations contained in the Final Report.

     xiii. Within 60 days of the date of the entry of this Order, Edward Jones shall submit to the Independent Consultant for review (and simultaneously to the Commission staff) a plan ("Distribution Plan") pursuant to which the Independent Consultant shall administer and distribute the monetary sums ordered to be paid pursuant to the Penalty section through paragraph 6 above. The Distribution Plan shall address how such monetary sums shall be distributed to benefit customers who purchased through Edward Jones mutual funds of the Preferred Families between January 1, 1999 and the date of the entry of this Order. The Distribution Plan shall not be unacceptable to the Independent Consultant. If the Independent Consultant finds that the Distribution Plan is unacceptable, Edward Jones shall attempt in good faith to reach an agreement with the Independent Consultant within 90 days of the entry of this Order. In the event that Edward Jones and the Independent Consultant are unable to agree on an alternative proposal, Edward Jones shall abide by the recommendation of the Independent Consultant. The final Distribution Plan shall be submitted, and must be acceptable, to the Commission Staff.

     xiv. Edward Jones shall cooperate fully with the Independent Consultant and shall provide the Independent Consultant with access to Edward Jones' files, books, records and personnel as reasonably requested by the Independent Consultant.

     xv. For good cause shown, and upon receipt of a timely application from the Independent Consultant or Edward Jones, the Commission's Staff may extend any of the procedural dates set forth above

     xvi.  To ensure the independence of the Independent Consultant, Edward
           Jones: (i) shall not have the authority to terminate the Independent Consultant, without the prior written approval of the Commission's Staff; (ii) shall compensate the Independent Consultant, and persons engaged to assist the Independent Consultant, for services rendered pursuant to this Order at their reasonable and customary rates; (iii) shall not be in and shall not have an attorney-client relationship with the Independent Consultant and shall not seek to invoke the attorney-client privilege or any other doctrine or privilege to prevent the Independent Consultant from transmitting any information, reports, or documents to the Commission or the Commission's Staff.

     xvii. To further ensure the independence of the Independent Consultant, Edward Jones shall require the Independent Consultant to enter into an agreement that provides that for the period of the engagement and for a period of two years from completion of the engagement, the Independent Consultant shall not enter into any employment, consultant, attorney-client, auditing or other professional relationship with Edward Jones, or any of its present or former affiliates, directors, officers, employees, or agents acting in their capacity. Any firm with which the Independent Consultant is affiliated in performance of his or her duties under this Order shall not, without prior written consent of the Commission's Staff, enter into any employment, consultant, attorney-client, auditing or other professional relationship with Edward Jones, or any of its present or former affiliates, directors, officers, employees, or agents acting in their capacity as such for the period of the engagement and for a period of two years after the engagement.


                                            For the Hearing Panel



                                            Vincent F. Murphy - Hearing Officer
                                            Panelists:
                                            Joseph C. Gawronski
                                            John P. O'Brien